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                                                                     Exhibit 3.1

                                  1999 RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ARGO-TECH CORPORATION


                  Argo-Tech Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: The name under which the Corporation was originally incorporated is Argo-Holdings, Inc. The Corporation filed its original Certificate of Incorporation with the Secretary of State of Delaware on March 31, 1997. This Restated Certificate of Incorporation was proposed to the sole stockholder of the Corporation by the Board of Directors of the Corporation as of April 6, 1999 and was duly adopted in accordance with the provisions of
Section 242 and 245 of the Delaware General Corporation Law, as amended, by unanimous written consent of the holder of all outstanding stock entitled to vote thereon April 6, 1999.

                  SECOND: The Restated Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

                                    ARTICLE I

                                      Name
                                      ----

              The name of the corporation is Argo-Tech Corporation.

                                   ARTICLE II

                     Registered Office and Registered Agent
                     --------------------------------------

                  The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, 19805. The name of the Corporation's registered agent at such address is CSC/The United States Corporation Company.



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                                   ARTICLE III

                                     Purpose
                                     -------

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to conduct and promote any business in connection therewith.
                                   ARTICLE IV

                                  Capital Stock
                                  -------------

                  The total number of shares which the Corporation shall have authority to issue is 3,000 shares of Common Stock, par value $.01 per share.

                                    ARTICLE V

                              Election of Directors
                              ---------------------

                  Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

                                   ARTICLE VI

                             Liability of Directors
                             ----------------------

                  The liability of the Corporation's directors to the Corporation or its stockholders shall be eliminated to the full extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 102(b)(7) thereof), as amended from time to time.

                                   ARTICLE VII

                    Indemnification of Directors and Officers
                    -----------------------------------------

                  The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation,
Section 145 thereof), as the same


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may be amended from time to time, indemnify any promoter, director, or officer whom it shall have power to indemnify from and against any and all of the expenses, liabilities, or other loss of any nature, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be promoter, director, or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                  ARTICLE VIII

                         Authority to Amend Certificate
                         ------------------------------

                  Subject to any limitations contained in this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change, or repeat any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.


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                  The Corporation has caused this Restated Certificate of
Incorporation to be signed on its behalf by Michael S. Lipscomb, its President, and attested to by Paul R. Keen, its Secretary, as of this _____ day of April, 1999.

                                        ___________________________________
                                        Michael S. Lipscomb
Attest:                                 President



___________________________
Paul R. Keen
Secretary



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